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                                  Exhibit 10.35

                          AMENDMENT TO GARY W. AMPULSKI
                              EMPLOYMENT AGREEMENT

May 30, 2001

Mr. Gary Ampulski
405 St. Andrews Lane
Gurnee, IL 60031

RE:  AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Gary:

     As we discussed, the Compensation Committee and the Board of Directors have approved an amendment to Section 5(b) of your Employment Agreement (the "Employment Agreement") dated as of December 13, 2000 to add subsection (v) as follows:

               (v) In the event there has occurred, within the twelve months prior to a termination of your employment by the Company without Cause or your resignation for Good Reason, a change in the Board of Directors of the Company as a result of which fewer than a majority of Directors are Incumbent Directors, then, in addition to the foregoing as applicable, the Option provided in subparagraph 3(g) (Stock Option) of the Employment Agreement shall become immediately exercisable and vested in full as of the date of the termination or resignation. The provisions of Section 2(c) of the Change of Control Agreement between Employee and the Company effective January 1, 2001 regarding "excess parachute payments" shall be applicable to benefits received under this subsection. For purposes of this Amendment, an Incumbent Director is any director who is either:

                    (A) a director of the Company as of the Effective Date of this Amendment; or

                    (B) a director who is appointed or nominated for election to the Board of Directors of the Company by the Board of Directors or its nominating committee and whose nomination or appointment is approved by the affirmative votes of at least a majority of the Incumbent Directors at the time of such appointment or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

The Employment Agreement, as amended hereby, shall remain in full force and effect.

                                       Tab Products Co.

                                       /s/ Hans A. Wolf
                                       -------------------------
                                       Hans A. Wolf, Chairman of the Board

I hereby agree to the foregoing amendment to my Employment Agreement dated December 13, 2000, effective as of the date written below.


/s/ Gary W. Ampulski                   June 7, 2001
---------------------------------      ----------------------
Gary W. Ampulski                       Date